Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kaltura, Inc. 2021 Incentive Award Plan of our report dated February 24, 2023, with respect to the consolidated financial statements of Kaltura, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

February 28, 2023	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of EY Global